Exhibit 10.3

Conceptus Pricing Matrix

Product Number: ESS305

Product Description: Essure Product

Last Update: 3/31/2010

Tier Brackets	Product Kit Quantity	Original Contract Price	Added PPV (Coils/other) $9.85 Price Increase	Cost Reduction (Introducers/Bands) $3.48 Price Reduction	Cost Reduction (FlexMedical Coils) $9.15 Price Reduction
Tier 1	0 - 50,000	$114.78	$124.63	$121.15	$112.00
Tier 2	50,001 - 75,000	$111.28	$121.13	$117.65	$108.50
Tier 3	75,001 - 120,000	$105.10	$114.95	$111.47	$102.32
Tier 4	120,001+	$97.92	$107.77	$104.29	$95.14

Assumptions / Notes
1	The $9.85 price increase is retroactive to all 2009 shipments and continues through 3/31/2010 shipments
2

The $3.48 price reduction is a combination of a $2.06 price reduction from Stacks Plasctic and is retroactive to January 1st, 2010 and a $1.42 price reduction for switching to Medelec bands. The cost savings for switching to Medelec bands considers a 50/50 cost savings with FlexMedical. The new Medelec bands are estimated to be used on shipments starting 3/25/2010.

3	The $9.15 price reduction for FlexMedical manufactured coils is effective April 1st, 2010.

Approvals:

Signature	/s/ Greg Lichtwardt	Date:	4/19/2010
Greg Lichtwardt
Executive Vice President,
Operations, & Chief Financial Officer
Conceptus Inc.

Signature	/s/ Chris Faller	Date:	4/16/2010
Chris Faller
Vice President, Operations
FlexMedical Disposables